UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2023

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(713) 626-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 10, 2023, Cactus, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Cactus Wellhead, LLC (“Cactus LLC”), and J.P. Morgan Securities LLC as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Company (the “Offering”) of up to 2,803,739 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”). In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 420,561 shares of the Company’s Class A Common Stock at a price to the underwriters of $51.36 per share (the “Option”). On January 11, 2023, the Underwriters advised the Company that they had exercised the Option in full.

As described in the prospectus supplement dated January 10, 2023, and filed with the Securities and Exchange Commission on January 12, 2023, the Company will use all of the net proceeds from this offering to acquire newly issued CW Units from Cactus LLC at a purchase price per CW Unit equal to the offering price of Class A common stock net of underwriting discounts and commissions. In connection with the closing of the previously announced acquisition of FlexSteel Technologies Holdings, Inc. and its affiliates (the “Merger”), the Company intends to cause Cactus LLC to transfer to us the net proceeds from this Offering, cash on hand and proceeds from other long-term debt financing, to use to fund the merger consideration for the Merger, including related fees and expenses.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and Cactus LLC each have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of such liabilities.

On January 13, 2023, the Company closed the Offering, including the Option.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 7.01. Regulation FD Disclosure.

On January 10, 2023, the Company issued a press release announcing the pricing of the above mentioned Offering. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 10, 2023, by and among Cactus, Inc., Cactus Wellhead, LLC, and J.P. Morgan Securities LLC
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
99.1	Press Release, dated January 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

January 13, 2023	By:	/s/ Stephen Tadlock
Date	Name:	Stephen Tadlock
	Title:	Vice President, Chief Financial Officer and Treasurer

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